Exhibit 21

SUBSIDIARIES

1.	NHI/REIT, Inc.	MD
2.	Florida Holdings IV, LLC	DE
3.	NHI/Anderson, LLC	DE
4.	NHI/Laurens, LLC	DE
5.	Texas NHI Investors, LLC	TX
6.	NHI of Paris, LLC	DE
7.	NHI of San Antonio, LLC	DE
8.	NHI of East Houston, LLC	DE
9.	NHI of Northwest Houston, LLC	DE
10.	NHI REIT of Alabama, L.P.	AL
11.	NHI-REIT of Arizona, Limited Partnership	AZ
12.	NHI-REIT of California, LP	CA
13.	NHI/REIT of Florida, L.P.	FL
14.	NHI-REIT of Florida, LLC	DE
15.	NHI-REIT of Georgia, L.P.	GA
16.	NHI-REIT of Idaho, L.P.	ID
17.	NHI-REIT of Minnesota, LLC	DE
18.	NHI-REIT of Missouri, LP	MO
19.	NHI-REIT of Northeast, LLC	DE
20.	NHI-REIT of New Jersey, L.P.	NJ
21.	NHI-REIT of Pennsylvania, L.P.	PA
22.	NHI-REIT of South Carolina, L.P.	SC
23.	NHI-REIT of Tennessee, LLC	TN
24.	NHI-REIT of Texas, L.P.	TX
25.	NHI-REIT of Virginia, L.P.	VA
26.	NHI Selah Properties, LLC	DE
27.	NHI of Ennis, LLC	DE
28.	NHI of Greenville, LLC	DE
29.	NHI of North Houston, LLC	DE
30.	NHI of West Houston, LLC	DE
31.	NHI-REIT of Washington, LLC	DE
32.	International Health Investors, Inc.	MD
33.	NHI of Kyle, LLC	DE
34.	NHI-SS TRS, LLC	DE
35.	NHI PropCo, LLC	DE
36.	NHI-REIT of Oregon, LLC	DE
37.	NHI-REIT of Wisconsin, LLC	DE
38.	NHI-REIT of Ohio, LLC	DE
39.	NHI-REIT of Maryland, LLC	DE
40.	NHI-REIT of Next House, LLC	DE
41.	NHI-Bickford RE, LLC	DE
42.	Myrtle Beach Retirement Residence LLC	OR

43.	Voorhees Retirement Residence LLC	OR
44.	Cedar Falls Bickford Cottage, L.L.C.	KS
45.	Grand Island Bickford Cottage, L.L.C.	KS
46.	Wabash Bickford Cottage, L.L.C.	KS
47.	Bickford Master II, L.L.C.	KS
48.	Battle Creek Bickford Cottage, L.L.C.	KS
49.	Bickford of Carmel, LLC	KS
50.	Cedar Falls Bickford Cottage Opco, LLC	KS
51.	Grand Island Bickford Cottage Opco, LLC	KS
52.	Wabash Bickford Cottage Opco, LLC	KS
53.	Bickford of Crown Point, LLC	KS
54.	Bickford of Greenwood, LLC	KS
55.	Midland Bickford Cottage, L.L.C.	KS
56.	Saginaw Bickford Cottage, L.L.C.	KS
57.	Care YBE Subsidiary LLC	DE
58.	Bickford Master I, L.L.C.	KS
59.	Crawfordsville Bickford Cottage, L.L.C.	KS
60.	Moline Bickford Cottage, L.L.C.	KS
61.	Bickford at Mission Springs I, L.L.C.	KS
62.	Bickford at Mission Springs II, L.L.C.	KS
63.	Bickford of Overland Park, L.L.C.	KS
64.	Bickford at Mission Springs Opco I, LLC	KS
65.	Bickford at Mission Springs Opco II, LLC	KS
66.	Bickford of Overland Park Opco, LLC	KS
67.	Clinton Bickford Cottage, L.L.C.	KS
68.	Iowa City Bickford Cottage, L.L.C.	KS
69.	Lafayette Bickford Cottage, L.L.C.	KS
70.	Lansing Bickford Cottage, L.L.C.	KS
71.	Peoria Bickford Cottage, L.L.C.	KS
72.	Ames Bickford Cottage, L.L.C.	KS
73.	Bourbonnais Bickford House, L.L.C.	KS
74.	Burlington Bickford Cottage, L.L.C.	KS
75.	Fort Dodge Bickford Cottage, L.L.C.	KS
76.	Lincoln Bickford Cottage, L.L.C.	KS
77.	Marshalltown Bickford Cottage, L.L.C.	KS
78.	Muscatine Bickford Cottage, L.L.C.	KS
79.	Omaha II Bickford Cottage, L.L.C.	KS
80.	Quincy Bickford Cottage, L.L.C.	KS
81.	Rockford Bickford House, L.L.C.	KS
82.	Springfield Bickford House, L.L.C.	KS
83.	Urbandale Bickford Cottage, L.L.C.	KS
84.	JV Landlord-Battle Creek, LLC	DE
85.	JV Landlord-Clinton, LLC	DE
86.	JV Landlord-Iowa City, LLC	DE
87.	JV Landlord-Lansing, LLC	DE
88.	JV Landlord-Midland, LLC	DE

89.	JV Landlord-Peoria II, LLC	DE
90.	JV Landlord-Saginaw, LLC	DE
91.	JV Bickford Master Tenant, LLC	KS
92.	JV Landlord-Middletown, LLC	DE
93.	Bickford of Middletown, LLC	KS
94.	NHI-REIT of Seaside, LLC	DE
95.	NHI-REIT of Axel, LLC	DE
96.	NHI-REIT of Michigan, LLC	DE
97.	Bickford of Tinley Park, LLC	KS
98.	Bickford of Spotsylvania, LLC	KS
99.	Bickford of Chesterfield, LLC	KS
100.	Bickford of Lancaster, LLC	KS